EXHIBIT 21.1

Subsidiaries of PracticeWorks, Inc.

        PracticeWorks, Inc. (the "Company") currently has the following wholly-owned first tier subsidiaries:

  1.
  SoftDent, LLC, a Delaware limited liability company.
  2.
  CADI Acquisition Corporation, a Colorado corporation.
  3.
  PracticeWorks Systems, LLC, a Georgia limited liability company.
  4.
  Swenam Holdings B.V., a Netherlands corporation ("Swenam").
  5.
  PracticeWorks Australia Pty. Limited (f.k.a. InfoCure Australia Pty. Limited) an Australian corporation ("PracticeWorks Australia").
  6.
  Practiceworks Canada Ltd., a Canadian corporation
  7.
  PracticeWorks Capital, Inc., a Delaware corporation

        In addition, the Company has the following indirect wholly-owned subsidiaries:

  1.
  PracticeWorks Limited (f/k/a Miniseries Limited), a United Kingdom corporation, a first tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
  2.
  Scandic Dental Computer Systems AB, a Swedish corporation, a first tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
  3.
  Medical and Dental Business Solutions (Sweden) AB, a Swedish corporation, a first tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
  4.
  PracticeWorks Orthodontics Pty. Limited (f.k.a. InfoCure Orthodontics Pty.), an Australian corporation, a first tier subsidiary of PracticeWorks Australia and an indirect, wholly-owned subsidiary of the Company.
  5.
  SDS Computer Systems Limited, a United Kingdom corporation, a first tier subsidiary of PracticeWorks Limited, a second tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
  6.
  Dentrak Limited, a United Kingdom corporation, a first tier subsidiary of PracticeWorks Limited, a second tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
  7.
  SDS Holdings Limited, a United Kingdom corporation, a first tier subsidiary of PracticeWorks Limited, a second tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.